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                            USCS INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       AS AMENDED THROUGH OCTOBER 1, 1997

The following constitutes the EMPLOYEE STOCK PURCHASE PLAN (the "Plan") of USCS International, Inc. (the "Company").

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its majority-owned subsidiaries(1) with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").
It is the intention of the Company that the Plan shall not constitute a plan for any purpose or provision under the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C.A. Sections 1001 et seq.).

2.   DEFINITIONS.

     (a) "COMPENSATION" means(2) total wages and other compensation paid to an Employee by his Employer during the Plan Year and reportable as compensation on the Employee's Wage and Tax Statement (W-2), but excluding bonuses, taxable perquisites, relocation assistance payments, and payments made to or on behalf of an Employee to reimburse him for additional costs and expenses associated with working outside the United States, plus the amount of any elective deferral contributions made in accordance with Code sections 125, 129, 401(k), 402(a)(8), or 402(h) of the Code.

     (b) "EMPLOYEE" means(3) any person who (as of the date of payroll withholding under the Plan), is an employee of the Company (or of its Parent or Subsidiary if such employees are to be participants in the Plan). A leased employee, as described in Section 414(n) of the Internal Revenue Code, is not an Employee for purposes of this Plan.

     (c) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the purchase of shares by a participant in the Plan, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (d) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the purchase of shares by a participant in the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   ELIGIBILITY.

     (a) Any employee, as defined in Section 2(b), shall be eligible to participate in the Plan on the first day of the first month following date of hire.(4)

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(1) Sec. 1, 2(b) and 2(d) were amended September 13, 1996 to add "U.S."
before, respectively, "subsidiaries" and "Subsidiary" and to add "incorporated in one of the United States of America"; and were amended October 1, 1997 to remove "U.S." before, respectively, "subsidiaries" and "Subsidiary" and to remove "incorporated in one of the United States of America";

(2) Sec. 2(a) was amended September 13, 1996, to be consistent with the definition of "Compensation" in the Company's 401(k) Plan. Prior to amendment, this definition read as follows: "'Compensation' means regular straight time earnings including payments for overtime, shift premium, incentive compensation, bonuses, and commissions."

(3) Sec. 2(b) was amended September 13, 1996 to read as stated. Prior to amendment, Sec. 2(b) read as follows: "'Employee' means any person who, (as of the date of purchase of shares under the Plan,) is an employee of the Company (or of its Parent or Subsidiary if such employees are to be participants in the Plan) except for employees who have been employed for less than one (1) year (2) employees whose customary employment is twenty
(20) hours or less per week and (3) employees whose customary employment is for not more than five (5) months in any calendar year."

(4) Sec. 3(a) was amended September 13, 1996 to delete "who has completed one
(1) year continuous employment with the Company or its Parent or Subsidiary on the date of his or her participation in the Plan is effective." This amendment was approved by stockholders holding a majority of the voting shares as required by Sec.19.


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     (b)  Notwithstanding any provisions of the Plan to the contrary, no employee shall be permitted to participate in the Plan: (i) if, immediately after any purchase of shares under the Plan, such employee would own, directly or indirectly, shares (including shares issuable upon the exercise of outstanding options to purchase stock) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of its Parent or Subsidiary; or (ii) if such employee's rights to purchase shares under all employee stock purchase plans of the Company or of its Parent or Subsidiary will accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined at the beginning of the purchase period(5)) for each calendar year in which such right to purchase is outstanding at any time.

4. PURCHASE PERIODS. The Plan shall be implemented by calendar quarter purchase periods during the term of the Plan (each, a "Purchase Period").
The Company's Board of Directors shall designate the commencement date of the initial Purchase Period.(6) Thereafter, each Purchase Period shall correspond to a calendar quarter until otherwise determined by the Board of Directors or the committee appointed to administer the Plan in accordance with Section 13.

5.   PARTICIPATION.(7)

     (a) An eligible employee may become a participant in the Plan by completing an ESPP enrollment form authorizing payroll deductions on the form provided by the Company and filing it with the Company's benefits office not less than ten (10) days prior to the commencement of any pay day. Once enrolled, an employee will continue to participate until he withdraws from the Plan or his participation is terminated, as provided in Section 10.

     (b) Payroll deductions for a participant shall commence on the first pay day following the receipt of the ESPP enrollment form pursuant to Section 5(a) above, and shall end upon the participant's withdrawal from the Plan or the termination of the participant's participation in the Plan, as provided in Section 10.

     (c) From time to time, as necessary, the Board of Directors of the Company (or the administrative committee for the Plan) may meet with representatives of any corporation which becomes a Parent or Subsidiary subsequent to the Plan's adoption date to determine whether and to what extent the employees of such Parent or Subsidiary shall be eligible to participate in the Plan.

6.   PAYROLL DEDUCTIONS.(8)

     (a) At the time a participant files his ESPP enrollment form, he shall elect to have payroll deductions in whole percentages made on each payday during the Purchase Period at a rate not less than two percent (2%) and not exceeding ten percent (10%) of the compensation which he receives on such payday, and the aggregate of such payroll deductions during the Purchase Period shall not exceed ten percent (10%) of his aggregate compensation during said Purchase Period, excluding the effect of any increase in the rate of compensation which becomes effective during the Purchase Period.

     (b) All payroll deductions made by a participant shall be applied to purchase shares on the next share purchase date as set forth in Section 8. A participant may not make any additional payments into the Plan.

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(5) Sec. 3 (b)(iii) was amended October 1, 1997 to change "at the time such purchase option is granted" to "at the beginning of the purchase period" to clarify that the ESPP is not a stock option plan for UK tax purposes.

(6) Sec 4: On September 13, 1996, the Board of Directors of the Company designated January 1, 1997 as the commencement date of the initial Purchase Period.

(7) Sec. 5 was amended September 13, 1996 as follows: subsection 5(a) changed "payroll office" to "benefits office", " 7 days" to "10 days", "Purchase Period" to "pay day" and deleted "on a quarterly basis" in last sentence; subsection 5(b) changed " on the first payroll following the commencement of the first calendar quarter for which the participant's participation is effective" to "on the first pay day following the receipt of the ESPP enrollment form pursuant to Section 5(a) above"; deleted subsection
(c) and renumbered subsection (d) as subsection 5(c).

(8) Sec. 6 was amended September 13, 1996 as follows: subsection 6(a) changed "subscription agreement" to "ESPP enrollment form", added "in whole percentages", changed "$10.00 per month" to "two percent (2%)" and deleted the following: "and the aggregate of such payroll deductions during the Purchase Period shall not exceed ten percent (10%) of his aggregate compensation during said Purchase Period, excluding the effect of any increase in the rate of compensation which becomes effective during the Purchase Period."; subsection 6(b) amended to read as stated; prior to amendment, 6(b) read as follows: "All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account."; subsection 6(c) to read as stated; prior to amendment, 6(c) read as follows: "A participant may discontinue his participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his payroll deductions (within the limitation set forth in subparagraph (a) above) by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective within fifteen (15) days following the Company's receipt of the new authorization"

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     (c) A participant may discontinue his participation in the Plan as provided in Section 10, or may change the rate of his payroll deductions (within the limitation set forth in subparagraph (a) above) by completing or filing with the Company a new ESPP enrollment form for payroll deduction.

     (d) Non-US employees' payroll deduction will be valued at the average of the exchange rate on the last day of the quarter for the purchase of shares.(9)

7.   PURCHASE PRICE.

     (a) Each eligible employee participating in the Plan shall have the right to purchase (at the per share price set forth below) up to the number of shares of the Company's Common Stock determined by dividing each employee's accumulated payroll deductions for the Purchase Period(10) of his annual compensation as of the date of the commencement of the applicable Purchase Period) by the lower of ninety percent (90%)(11) of the fair market value of a share of the Company's Common Stock on (i) the first business day of such Purchase Period or (ii) the last business day of such Purchase Period, subject to the limitations set forth in Sections 3(b) and 12. Fair market value of a share of the Company's Common Stock shall be determined as provided in subsection (b) below.

     (b) The fair market value of the Company's Common Stock on any date shall be determined by the Company's Board of Directors based upon such factors as they deem relevant; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the average of the last reported bid and asked prices of the Common Stock, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange
Act) or the NASDAQ National Market System, the fair market value per share shall be the closing price on such exchange, as reported in THE WALL STREET JOURNAL, on the date of determination.

8. PURCHASE OF SHARES. Unless a participant withdraws from the Plan as provided in Section 10, his purchase of shares in any Purchase Period will be automatic as of the first business day of the next Purchase Period and the maximum number of shares(12) will be purchased for him at the applicable price with the accumulated payroll deductions in his account. During the participant's lifetime, only the participant may purchase shares under the Plan.

9.   HOLD PERIOD; DELIVERY OF SHARE CERTIFICATES.(13)

     (a) Shares of the Company's Common Stock issued pursuant to this Plan shall be subject to a six (6) month hold period commencing on the date that such shares are issued by the Company (the "Hold Period"). No participant may sell, assign, dispose of by gift or otherwise transfer any shares of the Company's Common Stock issued pursuant to this Plan prior to the termination of the Hold Period.

     (b) The Company shall maintain a record of all shares issued to participants in the Plan. Upon the termination of the applicable Hold Period, a participant in the Plan may request in writing addressed to the director of benefits of the Company a share certificate for shares of Common Stock issued to such participant and no longer subject to a Hold Period. Upon receipt of such written request, the Company shall arrange the delivery to such participant of a certificate representing the shares purchased by such participant. The participant will be responsible for paying any administrative fees for certificate issuance.

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(9) Sec. 6(d) was added on October 1, 1997.

(10) Sec. 7(a) was amended September 13, 1996 to delete: "(at the rate designated by such employee, not to exceed an amount equal to ten percent (10%))"

(11) Sec. 7(a) was amended on October 1, 1997 to change 95% to 90%.

(12) Sec. 8 was amended September 13, 1996, to change  "full shares" to
"shares."

(13) Sec. 9 was amended September 13, 1996 as follows: subsection 9(b) "Secretary" changed to "director of benefits" and added "The participant will be responsible for paying any administrative fees for certificate issuance"; subsection 9 (c) deleted, which read: "(c) Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares in any Purchase Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be accumulated in the participant's account and applied to the purchase of shares in the next succeeding Purchase Period. All such funds shall be delivered to a participant in the Plan upon such participant's withdrawal from the Plan or termination of employment pursuant to Section 10."

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10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.(14)

     (a) A participant may withdraw from the Plan at any time by giving written notice to the Company. After receipt of his notice of withdrawal, his participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made under the Plan. All of the participant's payroll deductions credited to his account prior to withdrawal will be used to purchase shares at the next share purchase date and will not be paid to him in cash.

     (b) Upon termination of the participant's employment for any reason, including retirement or death, his participation in the Plan will be automatically terminated. All of the participant's payroll deductions credited to his account prior to such termination will be used to purchase shares at the next share purchase date and will not be paid in cash.

     (c) A participant's withdrawal from the Plan will not have any effect upon his eligibility to participate in the Plan at a future date or in any similar plan which may hereafter be adopted by the Company, so long as the participant is otherwise eligible to participate in such plan.

11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.  STOCK.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two hundred thousand (200,000) shares(15), subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to purchase by participants pursuant to Section 7(a) exceeds the number of shares then available under the Plan (after deduction of all shares which have been purchased under the Plan), the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable, provided that no participant shall be permitted to purchase more shares than the maximum number of shares allowable to such participant as calculated pursuant to the provisions of Section 7(a) hereof. In such event, the Company shall give written notice of such reduction of the number of shares available for purchase to each employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) The participant will have no interest or voting right in shares to be purchased by a participant under the Plan until such shares have been issued by the Company.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board of Directors or its committee who are eligible employees are permitted to participate in the Plan.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death.

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(14) Sec. 10(a) and 10(b) were amended September 13, 1996 to read as stated.
Prior to amendment, read as follows: "10(a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made under the Plan. 10(b) Upon termination of the participant's employment for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Section 14, and his participation in the Plan will be automatically terminated"

(15) Sec. 12: The original number of shares authorized for this plan was 95,239; this was adjusted on June 21, 1996 to 200,000 shares because of a 2.1:1 stock split.

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     (b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees periodically.(16)

18. CHANGES IN CAPITALIZATION. If any shares are purchased under this Plan subsequent to any stock dividend, stock split, spin-off, recapitalization, merger, combination, reclassification, exchange of shares or the like, occurring after such shares were purchased but prior to delivery of the stock certificate therefor, as a result of which shares of any class shall be issued in respect of the outstanding shares, or shares shall be changed into the same, whether a different number of the same or another class or classes, the number of shares to be issued by the Company and the purchase price for such shares shall be appropriately adjusted by the Company, as necessary to maintain the equality of rights and privileges afforded participants and shares issuable under the Plan, provided that, in any transaction described in Section 424 of the Code, the Plan shall be administered in such a manner as to satisfy the provisions of Section 424 and the regulations thereunder; and provided further, that any increase in the aggregate number of shares subject to the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split) must be approved by the Company's stockholders in accordance with Section 22 hereof.

19. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate, modify, extend or renew the Plan or any rights to purchase shares granted hereunder; provided that no such modification, extension or renewal be made without prior approval of the stockholders of the Company if such amendment would:

     (a)  Increase the number of shares reserved under the Plan;

     (b) Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's compensation rate;

     (c)  Materially modify the eligibility requirements; or

     (d) Materially increase the benefits which may accrue to participants under the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the

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(16) Sec. 17 was amended September 13, 1996 by inserting the word
"periodically" in place of "promptly after the end of each Purchase Period, which statements will set forth the total payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any".

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receipt thereof.

21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 22. It shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to Section 19.

     APPROVAL OF STOCKHOLDERS. The Plan and any increase in the number of shares reserved under the Plan must be approved by the stockholders of the Company within twelve (12) months before or after the date the Plan has been adopted or an increase in the number of shares reserved under the Plan has been approved by the Board of Directors. Such stockholder approval shall be by the affirmative vote of a majority of the capital stock of the Company present or represented and entitled to vote at a duly held meeting or by the written consent of the holders of a majority of the outstanding capital stock of the Company entitled to vote. Any purchases of shares pursuant to the Plan before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months after the Plan is adopted(17). Such shares shall not be counted in determining whether such approval is obtained.

--END OF PLAN--




















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(17) Sec. 22:  Stockholder approval of the Plan was granted on May 16, 1996, within the 12 month period.

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